UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2013

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On September 18, 2013, Biglari Holdings Inc.’s wholly-owned subsidiary, Steak n Shake Operations, Inc. (“Steak n Shake”), along with certain of its subsidiaries, have entered into a First Amendment (the “First Amendment”) to its Credit Agreement with Fifth Third Bank, dated as of September 25, 2012 (as amended, the “Credit Facility”). The First Amendment relates to the ability of Steak n Shake to make certain investments, including into The Lion Fund II, L.P. The First Amendment also extends the maximum total leverage ratio up to 3.75 to 1.00 for the period ending September 30, 2013, as well as makes certain other amendments to the Credit Facility.  This description of the First Amendment is qualified in its entirety as filed in Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1
First Amendment to Credit Agreement, dated as of September 18, 2013, by and among Steak n Shake Operations, Inc., the Subsidiary Guarantors party thereto, the lenders party thereto, and Fifth Third Bank, as administrative agent, collateral agent and L/C issuer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2013	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller

Exhibit Index

Exhibit No.	Description
10.1
First Amendment to Credit Agreement, dated as of September 18, 2013, by and among Steak n Shake Operations, Inc., the Subsidiary Guarantors party thereto, the lenders party thereto, and Fifth Third Bank, as administrative agent, collateral agent and L/C issuer.